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                                                                      EXHIBIT 21

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                                                                                                    JURISDICTION
                                                                                                         OF
SUBSIDIARY                                                                                          ORGANIZATION
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
Superior Telecommunications, Inc. ..............................................................           Georgia
Superior Cable Corporation......................................................................           Ontario
DNE Systems, Inc. ..............................................................................          Delaware
DNE Technologies, Inc. .........................................................................          Delaware
DNE Manufacturing and Service Company...........................................................          Delaware
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